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                                                                 Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ENVOY Corporation on Form S-3 of our report dated February 10, 1995 (June 6, 1995 as to Note 3), included and incorporated by reference in the Prospectus, which is part of this Registration Statement, and of our report dated February 10, 1995 relating to the financial statement schedule incorporated by reference in this Registration Statement.

We also consent to the reference to us under the headings "Certain Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
May 20, 1996